Exhibit 99.1

DRI Corporation Announces New Senior Lender

  New U.S. Senior Lender Relationship Established
  New Subordinated Lending Relationship Launched
  Existing European Credit Facilities Enhanced
  CEO Says Fiscal Year 2008 Guidance Remains Positive

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that it has secured new U.S. loan agreements with PNC Bank, National Association and BHC Interim Funding III, L.P., and expanded its existing European banking relationship with Svenska Handelsbanken AB.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “We believe that our three new financing initiatives provide an appropriate working capital foundation for our 2008 to 2010 business plans as currently positioned, and enhance the Company’s ability to better manage cash resources between the U.S. and Europe. The agreements have been reached and substantially executed, and we expect final closing and funding actions to occur today; the details of each of these credit facilities will be fully disclosed in separate Form 8-K filings.”

NEW U.S. SENIOR LENDER RELATIONSHIP ESTABLISHED

The Company entered into a revolving credit agreement with PNC Bank, National Association on June 30, 2008. The three-year agreement -- a revolving credit line of up to $8 million subject to formula-derived availability based on inventory and accounts receivable -- replaces the Company’s present $6 million U.S. senior lender relationship with Laurus Master Fund, Ltd., which expired June 30, 2008. This credit facility includes performance covenants and other provisions related to payment and pre-payment, generally considered by management to be usual and customary for this type of financing.

PNC Bank, National Association is a subsidiary of The PNC Financial Services Group, Inc., one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management; and global fund services.

NEW SUBORDINATED LENDING RELATIONSHIP LAUNCHED

The Company entered into a subordinated loan agreement with Brooks, Houghton & Company, Inc.’s BHC Interim Funding III, L.P. (BHC) on June 30, 2008. The three-year, $5 million loan under this agreement provides additional working capital to fund the growth in both the Company’s domestic and international operations over the next three years according to present business plans. In connection with the execution of this loan agreement, the Company granted BHC a five-year warrant to purchase up to 350,000 shares of TBUS Common Stock at a 5 percent premium to market (five-day volume weighted average). This credit facility includes performance covenants and other provisions related to payment and pre-payment, generally considered by management to be usual and customary for this type of financing.

BHC Interim Funding, L.P. is the investment arm of Brooks, Houghton & Company, Inc. and specializes in making investments in middle market companies. The firm typically provides mezzanine and bridge capital for acquisitions or recapitalizations; to finance profitable growth or expansion; to augment working capital; and to enable time sensitive opportunities. It primarily invests in manufacturing, distribution, and business services companies based in United States. Brooks Houghton & Company was formed in 1989 and is based in New York, N.Y., with an additional office at Stamford, Conn.

EXISTING EUROPEAN CREDIT FACILITIES ENHANCED

The Company has reached agreement with Svenska Handelsbanken AB, its existing banking relationship in Gothenburg, Sweden, to expand existing European working capital credit facilities, subject to formula-derived availability based partially on inventory and accounts receivable for a revolver component that, in combination with term loans, brings the facility maximum to a total of approximately $6.4 million as compared to the prior similar line maximum of approximately $3.2 million. While the Company’s original European banking relationship was not at the end of term, DRI management believed it advisable to update the relationship at the same time that the U.S. side of the Company’s debt structure was addressed to provide additional working capital to meet the expected growth of the Company’s international operations.

FY2008 EARNINGS FORECAST UPDATE

“Regarding the Company’s previously announced fiscal year 2008 guidance of $68 million to $70 million in revenue and earnings per diluted share of 14 cents to 17 cents, management is comfortable projecting earnings per share to be at the upper end of that range and expects the second quarter 2008 results to be consistent with such outlook,” Mr. Turney said.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning expectations for increased growth in the Company’s international operations; expectations that final closing and funding of these credit facilities will take place on July 1, 2008; expectations for achieving revenue and earnings per share at the upper range of current projections; and the expected benefits the Company anticipates as a result of entering into these lending arrangements, including, without limitation, access to additional working capital and improved cash management; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the closing and funding of these credit facilities do not take place on July 1, 2008; risks that we may not have accurately forecasted the timing or amount of future revenues or earnings; risks that our expectations as to future business and revenue growth trends in the international market may not prove accurate, and risks that we may not achieve any of the benefits we anticipate from these new lending arrangements; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com